Exhibit 99.1

Sabine Royalty Trust

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR SEPTEMBER

     Dallas, Texas, September 3, 2004 – Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE – SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.29537 per unit, payable on September 29, 2004, to unit holders of record on September 15, 2004.

     Due to the timing of the end of the month of August, approximately $210,000 of revenue received will be posted in the following month of September in addition to normal receipts during September.

     This distribution reflects primarily the oil production for June 2004 and the gas production for May 2004. Preliminary production volumes are approximately 50,000 barrels of oil and 517,000 mcf of gas.

     For more information, including the latest financial reports on Sabine Royalty Trust, please visit our website at
http://www.sbr-sabineroyalty.com/.

* * *

Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free – 800.365.6541